UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/13/2007

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Second Amendment to Syndicated Multicurrency Credit Facility

        On August 13, 2007, we and our wholly-owned subsidiaries, Quaker Chemical Corporation (a Delaware corporation), Epmar Corporation, Quaker Chemical Europe B.V. and Quaker Chemical B.V., entered into a second amendment to our syndicated multicurrency credit agreement with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and certain other financial institutions as lenders. The amendment increases the maximum principal amount available to us for revolving credit borrowings from $100,000,000 to $125,000,000, which amount can be increased to $175,000,000 at our option if lenders agree to increase their commitments and we satisfy certain conditions.

        The amendment adjusts certain business covenants that apply to the borrowers and our Restricted Subsidiaries, as such term is defined in the credit agreement. In particular, the amendment modifies the restrictions on additional indebtedness for us and our Restricted Subsidiaries to permit, among other exceptions, up to an aggregate of $25.0 million of capital leases, synthetic lease obligations and purchase money obligations and up to $75.0 million of certain unsecured debt. The amendment also revises the restrictions on acquisitions and investments. As amended, we and our Restricted Subsidiaries may make acquisitions of and investments in the capital stock or other equity or assets of any entity, subject to certain limitations, provided that the sum of the aggregate purchase price and the aggregate amount of all such acquisitions and investments made in any fiscal year does not exceed $50.0 million, and provided further that the aggregate value of any substantially unrelated lines of business acquired and continuing to be held does not exceed the lesser of $15.0 million or 5% of the value of our total consolidated assets. Subject to certain exceptions, acquisitions in excess of those amounts would require us to obtain permission from the lenders who hold a majority of the committed debt. We also amended the restriction on capital expenditures, modifying the maximum aggregate amount we and our subsidiaries may spend to $20.0 million in each fiscal year. However, if we do not use the permitted amount in any year, the unused amount of permitted capital expenditures may be carried over to the next succeeding year.

        In addition to the business covenants, we continue to be subject to the financial covenants in our credit facility. The financial covenants include an interest coverage test and a leverage test, which remain unchanged.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: August 15, 2007	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President, Secretary and General Counsel